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             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11




                                                           Three Months Ended                      Six Months Ended
                                                              December 31,                           December 31,
                                                     ------------------------------          ----------------------------
                                                        1995               1994                 1995             1994
                                                     -----------        -----------          -----------      -----------
PRIMARY
- -------

Net income                                           $   189,900        $   779,400          $   557,300      $ 1,624,800

Less preferred stock dividends                              -               (75,000)             (62,000)        (156,300)
                                                     -----------        -----------          -----------      -----------

Income applicable to common shares                   $   189,900        $   704,400          $   495,300      $ 1,468,500
                                                     ===========        ===========          ===========      ===========

Weighted average number of
    common shares outstanding                         14,155,393         12,588,055           13,523,669       12,443,168

Add -common equivalent shares:
     Shares issuable upon exercise of options to
      purchase common stock                                9,804             18,360               10,285           12,850
                                                     -----------        -----------          -----------      -----------

     Weighted average number of common shares
      used in computation of primary earnings
      per common share                                14,165,197         12,606,415           13,533,954       12,456,018
                                                     ===========        ===========           ==========      ===========

Primary earnings per common share                        $   .01            $   .06              $   .04          $   .12
                                                         =======            =======              =======          =======


FULLY DILUTED
- -------------

Net income                                           $   189,900        $   779,400          $   557,300      $ 1,624,800

Less preferred stock dividends                              -               (75,000)             (62,000)        (156,300)
                                                     -----------        -----------          -----------      -----------

Income applicable to common shares                   $   189,900        $   704,400          $   495,300      $ 1,468,500
                                                     ===========        ===========          ===========      ===========

Weighted average number of
    common shares outstanding                         14,155,393         12,588,055           13,523,669       12,443,168

Add -common equivalent shares:
     Shares issuable upon exercise of options to
      purchase common stock                               10,184             18,360(1)            11,067           12,850(1)
                                                     -----------        -----------          -----------      -----------

     Weighted average number of common shares
      used in computation of primary earnings
      per common share                                14,165,577         12,606,415(1)        13,534,736       12,456,018(1)
                                                     ===========        ===========          ===========      ===========

Fully diluted earnings per common share                  $   .01            $   .06              $   .04          $   .12
                                                         =======            =======              =======          =======




(1) The result of the fully diluted earnings per share computation is anti-dilutive.





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